Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated January 26, 2023, is entered into by and between WORLD OF JEANS & TOPS, a California corporation Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated January 20, 2022, as amended from time to time (“Credit Agreement”).
WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
    1.     Section 4.9.(a) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:
“(a)    Total Funded Debt to EBITDAR of Tilly's, Inc. and its consolidated subsidiaries not greater than 4.75 to 1.00 as of the fiscal quarters ending on January 28, 2023 and April 29, 2023, and not greater than 4.00 to 1.00 as of the fiscal quarter ending on July 23, 2023 and each fiscal quarter end thereafter, determined on a rolling four-quarter basis, with "Total Funded Debt" defined as the sum of (i) all obligations for borrowed money, (ii) capital leases, and (iii) annual rent expense from all operating leases multiplied by six (6), and with "EBITDAR" defined as the sum of net income, interest expense, taxes, depreciation, amortization and annual rent expense.”
    2.    The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank’s satisfaction.
    (a)    Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank’s counsel.
    (b)    Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:
(i)This Amendment.
(ii)Guarantor’s Consent and Reaffirmation (attached hereto).
(iii)Such other documents as Bank may require under any other Section of this Amendment.
    (c)    Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.
    3.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.
    4.    Borrower hereby represents and warrants to Bank that all representations and warranties set forth in the Credit Agreement are true in all material respects (other than those representations and warranties that are expressly qualified by a material adverse effect or other materiality qualifier, in which case such representations and warranties shall be true in all respects) with the same effect as those such representations and warranties had been made on and as of the date hereof, except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties shall have been true in all material respects (other than those representations and warranties that are expressly qualified by a material adverse effect or other materiality, in which case such representations and warranties shall be true in all respects) on and as of such earlier date. Borrower hereby reaffirms all its obligations with respect to all of the covenants set forth in the Credit Agreement, as modified by this Amendment. Borrower further certifies that as of the date of this Amendment and as of the date of Borrower’s execution of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
[Signatures Continue on Next Page.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth above.

BORROWER:	BANK:

WORLD OF JEANS & TOPS, a California corporation By: /s/ Michael L. Henry Michael L. Henry Chief Financial Officer	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ David Cruz David Cruz Director

[Signature Page to First Amendment to Credit Agreement]

GUARANTORS’ CONSENT AND REAFFIRMATION
Reference is made to that certain Continuing Guaranty dated as of January 20, 2022 (the “Continuing Guaranty”) by Tilly’s, Inc. (the “Guarantor”), in favor of Wells Fargo Bank, National Association. The Guarantor, as the guarantor of all indebtedness of WORLD OF JEANS & TOPS, a California corporation, to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing First Amendment to Credit Agreement; (ii) reaffirms its obligations under its Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Continuing Guaranty; and (iv) reaffirms that its obligations under its Continuing Guaranty are separate and distinct from the obligations of any other party under said Credit Agreement, as amended by the foregoing First Amendment to Credit Agreement, and the other Loan Documents described therein.

GUARANTOR:
TILLY’S, INC.,
a Delaware corporation
By: /s/ Michael L. Henry
    Michael L. Henry
    Chief Financial Officer

[Signature Page to Guarantor’s Consent and Reaffirmation]